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                                                                  Exhibit (a)(2)

              CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

                                       OF

                    AETOS MULTI-STRATEGY ARBITRAGE FUND, LLC

         It is hereby certified that:

         1. The name of the limited liability company (hereinafter called the "limited liability company") is Aetos Multi-Strategy Arbitrage Fund, LLC.

         2. The certificate of formation of the limited liability company is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

         FIRST: The name of the limited liability company is Aetos Capital Multi-Strategy Arbitrage Fund, LLC.

         The effective time of the amendment herein certified shall be August 16, 2002.

Executed on August 15, 2002


MANAGING MEMBER:

AETOS ALTERNATIVES MANAGEMENT, LLC




By:      /s/ Harold J.Schaaff
   -----------------------------------
            Harold J. Schaaff